Exhibit 99.1

FOR IMMEDIATE RELEASE	SYMBOL: LANC
Friday, April 28, 2006	TRADED: Nasdaq
LANCASTER COLONY REPORTS THIRD QUARTER SALES AND EARNINGS
     COLUMBUS, Ohio, Apr. 28 — Lancaster Colony Corporation (Nasdaq: LANC) today reported net income of $11,774,000 or 35 cents per diluted share for the company’s third fiscal quarter ended March 31, 2006. For the corresponding quarter a year ago, net income totaled $16,112,000 or 46 cents per diluted share. Third quarter net sales increased two percent to $282 million versus $277 million in the third quarter last year.
     Current year third quarter results included a non-cash asset impairment charge related to the company’s automotive operations totaling approximately $0.6 million before taxes (one cent per share after taxes). Prior year third quarter results included non-cash asset impairment charges affecting non-food operations that totaled $1.6 million before taxes (three cents per share after taxes).
     For the nine months ended March 31, 2006, net income was $60,050,000 compared to $72,609,000 earned in the first nine months a year ago. Diluted earnings per share were $1.78 compared to $2.07 a year ago. Nine-month net sales were $881 million compared to $856 million last year.
     Current year-to-date results included pretax income of $11.4 million (22 cents per share after taxes) associated with a second quarter distribution under the Continued Dumping and Subsidy Offset Act (CDSOA). In the prior year, the pretax CDSOA distribution was $26.2 million (47 cents per share after taxes), and pretax LIFO-related income associated with the liquidation of inventories carried at lower prior years’ costs totaled $0.9 million (two cents per share after taxes).
     John B. Gerlach, Jr., chairman and CEO, said, “We were pleased with improved sales in our Specialty Foods and Automotive segments, but are disappointed in our overall results. Our earnings reflect competitive market pressures on pricing and promotions, as well as higher costs for freight, many raw materials and energy. Also significantly impacting third quarter earnings was the planned, temporary idling of most manufacturing activities at our Oklahoma glassware facility that resulted in recognizing over $3 million in unabsorbed pretax costs. As anticipated, this action helped better balance our inventories and improve cash flows.”
     Third quarter Specialty Foods sales increased three percent to $168.2 million, reflecting growth in refrigerated dressings and frozen breads and rolls, despite Easter falling in the fourth quarter this year versus the third quarter last year. Operating income declined nine percent to $22.1 million. The benefit from the quarter’s higher sales volumes and relatively steady ingredient costs was more than offset by several factors, including higher freight, energy and trade promotion costs.
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PAGE 2 / LANCASTER COLONY REPORTS THIRD QUARTER SALES AND EARNINGS
     Sales of the Automotive segment improved 15 percent to $65.8 million in the third quarter. The quarter’s operating loss of $0.1 million compares to operating income of $0.2 million a year ago. Improved sales of aluminum accessories continued to drive the segment’s overall growth. Widespread increases in raw material costs, along with a less favorable floor mat sales mix and program start-up costs, reduced the segment’s operating results. Third quarter Automotive results also included a non-cash impairment charge of approximately $0.6 million related to idle floor mat manufacturing equipment. A similar charge of approximately $0.7 million was recognized in the segment’s prior year quarter.
     Third quarter Glassware and Candles sales declined 13 percent to $48.5 million. The segment’s quarterly operating loss totaled $2.6 million compared to operating income of $1.6 million in the year-ago quarter. The temporary idling of the segment’s Oklahoma glass-manufacturing operations, lower candle volumes and substantially higher wax costs led to the lower results. Results for the prior year’s comparable quarter included a non-cash impairment charge of approximately $0.9 million related to glassware manufacturing equipment.
     Looking ahead, Mr. Gerlach said, “Our food group is in the process of introducing T. Marzetti’s recently repackaged line of pourable dressings as well as a new, upscale pourable line under the Teresa’s Select Recipes brand. The Automotive segment should benefit from increased aluminum accessory sales although higher raw material costs are expected to continue into the fourth quarter. While our Oklahoma glassware manufacturing operations are now back in full production, the Glassware and Candles segment will likely experience seasonally low fourth quarter sales along with persistently higher wax and energy costs. Our balance sheet remains strong and debt-free, with cash, cash equivalents and short-term investments at March 31, 2006 in excess of $52 million.”
     The company also announced today that it is exploring a number of strategic alternatives, including potential divestitures, among its non-food operations. These efforts are already ongoing with the assistance of outside financial advisors. There is no assurance that any specific transaction will result. The company does not expect to provide updates on this process except as necessary to meet regulatory disclosure requirements. Mr. Gerlach said, “After careful review, we felt there may be actions we could undertake aimed at solidifying our focus on the company’s best growth opportunities, reducing our capital expenditure needs and lessening our operating volatility.”
     The company’s third quarter conference call is scheduled for this morning, April 28, at 10:00 a.m. EDT. You may access the call through a live webcast by using the link provided on the company’s Internet home page at www.lancastercolony.com. Replays of the webcast will be made available on the company website.
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PAGE 3 / LANCASTER COLONY REPORTS THIRD QUARTER SALES AND EARNINGS
     We desire to take advantage of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 (the “PSLRA”). This news release contains various “forward–looking statements” within the meaning of the PSLRA and other applicable securities laws. Such statements can be identified by the use of the forward-looking words “anticipate,” “estimate,” “project,” “believe,” “intend,” “expect,” “hope” or similar words. These statements discuss future expectations, contain projections regarding future developments, operations or financial conditions, or state other forward-looking information. Such statements are based upon assumptions and assessments made by us in light of our experience and perception of historical trends, current conditions, expected future developments and other factors we believe to be appropriate. These forward-looking statements involve various important risks, uncertainties and other factors that could cause our actual results to differ materially from those expressed in the forward-looking statements. Actual results may differ as a result of factors over which we have no, or limited, control including the strength of the economy, slower than anticipated sales growth, the extent of operational efficiencies achieved, the success of new product introductions, price and product competition, and increases in energy and raw materials costs. Management believes these forward-looking statements to be reasonable; however, undue reliance should not be placed on such statements that are based on current expectations. We undertake no obligation to publicly update such forward-looking statements. More detailed statements regarding significant events that could affect our financial results are included in our annual report on Form 10-K for the year ended June 30, 2005 filed with the Securities and Exchange Commission.
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PAGE 4 / LANCASTER COLONY REPORTS THIRD QUARTER SALES AND EARNINGS
LANCASTER COLONY CORPORATION
CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
(In thousands except per-share amounts)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2006	2005	2006	2005

Net sales	$282,453	$276,822	$880,945	$855,655
Cost of sales	240,406	225,522	725,703	690,979

Gross margin	42,047	51,300	155,242	164,676
Selling, general & administrative expenses	23,932	25,080	75,808	75,387
Restructuring and impairment charge	575	1,621	618	2,108

Operating income	17,540	24,599	78,816	87,181
Interest income and other — net	779	1,105	14,804	28,791

Income before income taxes	18,319	25,704	93,620	115,972
Taxes based on income	6,545	9,592	33,570	43,363

Net income	$11,774	$16,112	$60,050	$72,609

Net income per common share:(a)
Basic and diluted	$.35	$.46	$1.78	$2.07

Cash dividends per common share	$.26	$.25	$2.77	$.73

Weighted average common shares outstanding:
Basic	33,214	34,742	33,757	35,060
Diluted	33,236	34,799	33,795	35,117
(a) Based on the weighted average number of shares outstanding during each period.
LANCASTER COLONY CORPORATION
BUSINESS SEGMENT INFORMATION (Unaudited)
(In thousands)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2006	2005	2006	2005

NET SALES
Specialty Foods	$168,233	$163,709	$527,272	$501,393
Glassware and Candles	48,457	55,774	174,001	187,348
Automotive	65,763	57,339	179,672	166,914

	$282,453	$276,822	$880,945	$855,655

OPERATING INCOME
Specialty Foods	$22,102	$24,371	$79,520	$82,786
Glassware and Candles	(2,586)	1,555	3,034	6,318
Automotive	(89)	232	1,744	3,586
Corporate expenses	(1,887)	(1,559)	(5,482)	(5,509)

	$17,540	$24,599	$78,816	$87,181

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PAGE 5 / LANCASTER COLONY REPORTS THIRD QUARTER SALES AND EARNINGS
LANCASTER COLONY CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	March 31,	June 30,
	2006	2005
	(Unaudited)

ASSETS
Current assets:
Cash, cash equivalents and short-term investments	$52,525	$184,580
Receivables — net of allowance for doubtful accounts	107,023	100,351
Total inventories	156,373	164,365
Deferred income taxes and other current assets	35,481	25,109

Total current assets	351,402	474,405
Net property, plant and equipment	183,771	154,147
Other assets	102,584	102,726

Total assets	$637,757	$731,278

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$48,134	$51,014
Accrued liabilities	53,141	52,832

Total current liabilities	101,275	103,846
Other noncurrent liabilities and deferred income taxes	37,838	39,706
Shareholders’ equity	498,644	587,726

Total liabilities and shareholders’ equity	$637,757	$731,278

SUBJECT TO YEAR-END AUDIT.
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FOR FURTHER INFORMATION:	John B. Gerlach, Jr., Chairman and CEO, or
John L. Boylan, Vice President, Treasurer and CFO
Lancaster Colony Corporation
Phone: 614/224-7141
—or—
Investor Relations Consultants, Inc.
Phone: 727/781-5577 or E-mail:lanc@mindspring.com